Exhibit 10.4

FORM OF EXERCISE NOTICE AND RESTRICTED

STOCK PURCHASE AGREEMENT

THIS EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of this        day of            ,        , by and between Cancer Genetics, Inc., a Delaware corporation (the “Company”), and                    (the “Purchaser”). The Company and the Purchaser are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

1. Exercise of Option. Subject to the terms and conditions hereof, the Purchaser hereby elects to exercise his or her option to purchase            shares of common stock of the Company (the “Shares”) under and pursuant to the Plan and the stock option agreement, by and between the Company and the Purchaser, dated                     (the “Option Agreement”). The purchase price for the Shares shall be $        per share for a total purchase price of $        . The term “Shares” refers to the purchased shares and all securities received in replacement of the shares or as stock dividends or splits, all securities received in replacement of the shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares. Capitalized terms not defined herein shall have the meaning assigned to them in the Cancer Genetics, Inc. 2008 Stock Option Plan (the “Plan”).

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement. On such date, the Company will deliver to the Purchaser a certificate representing the Shares to be purchased by the Purchaser (which shall be issued in the Purchaser’s name) against payment of the exercise price therefor by the Purchaser by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to the Purchaser, (c) delivery of shares of the common stock of the Company in accordance with Section 4 of the Option Agreement, or (d) by a combination of the foregoing.

3. Limitations on Transfer.

(a) In addition to any other limitation on transfer created by applicable securities laws, the Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(b) Right of First Refusal. Before any Shares held by the Purchaser or any transferee of the Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignce(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(b) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be transferred to each Proposed Transferee; and (D) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s) (the “First Inside Offer”)

(ii) Exercise of Right of First Refusal.

(A) At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, or a portion, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 3(b)(iii).

(B) If the Company does not acquire all of the Shares pursuant to Section 3(b)(ii)(A), or acquires only a portion of the Shares, the Purchaser shall thereupon deliver to each of the other stockholders of the Company (“Stockholders”) a written offer irrevocable for fifteen (15) days to sell to such Stockholders for a price determined in accordance with Section 3(b)(iii), all, or a portion, of the Shares which the Company has not elected to purchase in the First Inside Offer (hereinafter referred to as the “Second Inside Offer”), on the same terms and conditions as the First Inside Offer. The Stockholders shall have the right to accept the Second Inside Offer on at least a pro rata basis in accordance with the number of shares of capital stock owned by each of them in relation to the number of shares of capital stock owned by Stockholders other than the Selling Holder, calculated on a fully diluted basis. Each exercising Stockholder shall give written notice to the Selling Holder and to the Company stating the quantity of shares which such Stockholder desires to purchase (which quantity may exceed the number of shares such Stockholder would be entitled to purchase on a pro rata basis as provided above in this paragraph if all Stockholders exercised this right). If the total number of shares specified in such Stockholders’ notices exceed the number of shares offered in the Second Inside Offer, each exercising Stockholder shall have the right to purchase such portion of the shares offered in the Second Inside Offer on a pro rata basis with all other exercising Stockholders determined as provided above in this paragraph, up to the number of shares specified in its notice. The shares not so purchased shall be allocated on a pro rata basis determined as provided above in this paragraph among the exercising Stockholders electing to purchase more than their pro rata portions up to the number of shares specified in each exercising Stockholders’ notice to the Selling Holder.

(iii) Purchase Price. The purchase price (“Right of First Refusal Purchase Price”) for the Shares purchased by the Company or its assignee(s) or Stockholders under this Section 3(b) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the board of directors of the Company in good faith.

(iv) Payment. Payment of the Right of First Refusal Purchase Price shall be made, at the option of the Company or its assignee(s) and/or the Stockholders, in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the notices or in the manner and at the times set forth in the notices.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company, its assignee(s) and/or the Stockholders as provided in this Section 3(b), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(vi) Exceptions from the Right of First Refusal. Notwithstanding the foregoing, the Purchaser may transfer all, or any portion, of the Shares, without regard to the limitations set forth in this Section 3(b) in each of the following cases: (A) to the Company; (B) in a transaction in which the aggregate amount of consideration for the Shares is less than Five Thousand Dollars ($5,000.00); (C) if prior to such sale, the Purchaser held less than five percent (5%) of the outstanding capital stock of the Company; (D) as part of a registered public offering of the Company’s securities; and (E) either during the Purchaser’s lifetime or on death by will or intestacy to a custodian or trustee for the account of the Purchaser or the Purchaser’s siblings, ancestors, descendants or spouse (in each case, a “Permitted Transfer”); provided, however, that, in the case of a Permitted Transfer pursuant to this Section 3(b)(vi), a transferee shall receive and hold such Shares subject to the provisions of this Agreement and there shall be no further transfer of such Shares except in accordance herewith. Notwithstanding any provision pursuant to this Section 3 to the contrary, the Purchaser shall not transfer pursuant to this Section 3(b)(vi)(E), without the express written consent of the board of directors of the Company, in any calendar year, greater than twenty-five percent (25%) of the Shares held on the date first set forth above.

(c) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding in the event of death a transfer as set forth in Section 3(b)(vi)(E)) of all or a portion of the Shares by the record holder thereof, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by the Purchaser pursuant to this Agreement or the fair market value of the Shares on the date of transfer as determined by Section 3 (c)(ii), below. Upon such a transfer, the person acquiring the Shares shall promptly notify the secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to Section 3(c)(i), the price per Share shall be a price set by the board of directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company. The Company shall notify the Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares; provided, however, if the Purchaser does not agree with the valuation as determined by the board of directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.

(d) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

(e) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement.

(f) Termination of Rights. The Right of First Refusal and the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 3(c) above shall terminate upon the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(g) Market Stand-off Agreement. In connection with an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, the Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty days (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

4. Investment and Taxation Representations. In connection with the purchase of the Shares, the Purchaser represents to the Company the following:

(a) Investment Intent: Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for Purchaser’s own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Purchaser also represents that the entire legal and beneficial interests of the Shares is being purchased, and will be held, for the Purchaser’s account only, and neither in whole nor in part for any other person. The Purchaser either (a) has a preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons, or (b) by reason of Purchaser’s business or financial experience, or the business or financial experience of Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser’s own interests in connection with this transaction.

(b) Residence. The Purchaser’s principal residence is within the State set forth in Section 6(e).

(c) Information Concerning Company. The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with the Company’s officers and has heretofore received all such information as the Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares, and the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(d) Economic Risk. The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and suffer a complete loss on the Purchaser’s investment.

(e) Restricted Securities. The Purchaser understands and acknowledges that:

(i) the sale of the Shares has not been registered under the Securities Act, the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and the Company is under no obligation to register the Shares.

(ii) the share certificate representing the Shares will bear the legends specified in Section 5 hereof; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(iii)	Any legend required to be placed thereon by the securities laws of any state.

(b) Stop-Transfer Notices. The Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Removal of Legend. When all of the following events have occurred, the Shares then held by the Purchaser will no longer be subject to the legend referred to in Section 5(a)(ii): (i) the termination of the Right of First Refusal; and (ii) the expiration or termination of the market standoff provisions of Section 3(g) (and of any agreement entered pursuant to Section 3(g). After such time, and upon the Purchaser’s request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 5(a)(ii), and delivered to the Purchaser.

6. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties. The failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such Party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the Parties and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the Parties, and no ambiguity shall be construed in favor of or against any one of the Parties.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such Party’s address or fax number as set forth below or as subsequently modified by written notice:

if to the Company to:
Cancer Genetics, Inc. Meadows Office Complex 201 Route 17 North, 2nd Floor Rutherford, New Jersey 07070 Attention: President with a copy to:
Lavelle & Finn, LLP 29 British American Blvd. Latham, New York 12110 Attention: Keith M. Goldstein, Esq.
if to the Purchaser to:

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall [ILLEGIBLE] to the benefit of, and be enforceable by the Company and its successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, each Party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

CANCER GENETICS, INC.

By:
Name:
Title:

PURCHASER

[Insert Name of Purchaser]

RECEIPT

Cancer Genetics, Inc. hereby acknowledges receipt of [Purchase Price] from [Purchaser] in full payment of the purchase price [Number of Securities] shares of Common Stock of Cancer Genetics, Inc. represented by Certificate No.             .

Dated:

CANCER GENETICS, INC.

By:
Name:
Title:

RECEIPT AND CONSENT

The undersigned hereby acknowledges receipt of Certificate No.             for [Number of Securities] shares of common stock of Cancer Genetics, Inc. (the “Company”).

Dated:

[Purchaser]